UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 12, 2010
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant
On July 12, 2010, the Registrant’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”) resigned.
With respect to Grant Thornton and its service as the Registrant’s independent registered public accounting firm:
     (i) Grant Thornton’s report on the Registrant’s consolidated financial statements for the past two years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
     (ii) The Audit Committee of the Board of Directors of the Registrant approved the resignation of Grant Thornton.
     (iii) During the Registrant’s two most recent fiscal years ended December 31, 2009 and 2008 and the subsequent period through July 12, 2010, the Registrant did not have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there have been no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.
The Registrant provided Grant Thornton with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K and requested that Grant Thornton furnish the Registrant with a letter addressed to the Securities Exchange Commission stating whether it agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. This letter from Grant Thornton is attached as Exhibit 16 to this current report on Form 8-K.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits
16. Letter from Grant Thornton to the Securities and Exchange Commission, dated July 15, 2010
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fuel Tech, Inc. (Registrant)
Date: July 15, 2010	By:	/s/ A.G. Grigonis
Albert G. Grigonis
Vice President, General Counsel and Corporate Secretary